Exhibit 99.2
HUNTINGTON BANCSHARES INCORPORATED
Quarterly Financial Supplement
June 30, 2025

Notes:
The preparation of financial statement data in conformity with accounting principles generally accepted in the United States (GAAP) requires management to make estimates and assumptions that affect amounts reported. Actual results could differ from those estimates.
Non-GAAP Financial Measures
This document contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding our results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found herein.
Fully-Taxable Equivalent Basis
Interest income, yields, and ratios on a FTE basis are considered non-GAAP financial measures. Management believes net interest income on a FTE basis provides a more accurate picture of the interest margin for comparison purposes. The FTE basis also allows management to assess the comparability of revenue arising from both taxable and tax-exempt sources. The FTE basis assumes a federal statutory tax rate of 21%.
Non-Regulatory Capital Ratios
In addition to capital ratios defined by banking regulators, the Company considers various other measures when evaluating capital utilization and adequacy, including:
•Tangible common equity to tangible assets,
•Tangible common equity to risk-weighted assets using Basel III definition, and
•Adjusted common equity tier 1 (CET1).
These non-regulatory capital ratios are viewed by management as useful additional methods of reflecting the level of capital available to withstand unexpected market conditions. Additionally, presentation of these ratios allows readers to compare the Company’s capitalization to other financial services companies. The tangible common equity ratios differ from capital ratios defined by banking regulators principally in that the numerator excludes preferred securities, the nature and extent of which varies among different financial services companies. The adjusted CET1 ratio differs from the defined CET1 regulatory capital ratio the Company is subject to by including the impact of accumulated other comprehensive income (loss) (AOCI) excluding cash flow hedges in the calculation of the capital ratio. These ratios are not defined in GAAP or federal banking regulations. As a result, these non-regulatory capital ratios disclosed by the Company may be considered non-GAAP financial measures.
Because there are no standardized definitions for these non-regulatory capital ratios, the Company’s calculation methods may differ from those used by other financial services companies. Also, there may be limits in the usefulness of these measures to investors. As a result, the Company encourages readers to consider the consolidated financial statements and other financial information contained in the related press release in their entirety, and not to rely on any single financial measure.

Huntington Bancshares Incorporated
Quarterly Key Statistics
(Unaudited)

	Three Months Ended
(dollar amounts in millions, except per share data)	June 30,	March 31,	June 30,	Percent Changes vs.
	2025	2025	2024	1Q25	2Q24
Net interest income (1)	$1,483	$1,441	$1,325	3%	12%
FTE adjustment	(16)	(15)	(13)	(7)	(23)
Net interest income	1,467	1,426	1,312	3	12
Provision for credit losses	103	115	100	(10)	3
Noninterest income	471	494	491	(5)	(4)
Noninterest expense	1,197	1,152	1,117	4	7
Income before income taxes	638	653	586	(2)	9
Provision for income taxes	96	122	106	(21)	(9)
Income after income taxes	542	531	480	2	13
Income attributable to non-controlling interest	6	4	6	50	—
Net income attributable to Huntington	536	527	474	2	13
Dividends on preferred shares	27	27	35	—	(23)
Net income applicable to common shares	$509	$500	$439	2%	16%

Net income per common share - diluted	$0.34	$0.34	$0.30	—%	13%
Cash dividends declared per common share	0.155	0.155	0.155	—	—
Tangible book value per common share at end of period	9.13	8.80	7.89	4	16
Average common shares - basic	1,457	1,454	1,451	—	—
Average common shares - diluted	1,481	1,482	1,474	—	—
Ending common shares outstanding	1,459	1,457	1,452	—	—
Return on average assets	1.04%	1.04%	0.98%
Return on average common shareholders’ equity	11.0	11.3	10.4
Return on average tangible common shareholders’ equity (2)	16.1	16.7	16.1
Net interest margin (1)	3.11	3.10	2.99
Efficiency ratio (3)	59.0	58.9	60.8
Effective tax rate	15.0	18.6	18.2
Average total assets	$207,852	$205,087	$194,558	1	7
Average earning assets	191,092	188,299	178,062	1	7
Average loans and leases	133,171	130,862	123,376	2	8
Average total deposits	163,429	161,600	153,578	1	6
Average Huntington shareholders’ equity	20,548	19,997	19,254	3	7
Average common shareholders' equity	18,559	18,007	16,861	3	10
Average tangible common shareholders' equity	12,935	12,375	11,201	5	15
Total assets at end of period	207,742	209,596	196,310	(1)	6
Total Huntington shareholders’ equity at end of period	20,928	20,434	19,515	2	7

NCOs as a % of average loans and leases	0.20%	0.26%	0.29%
NAL ratio	0.62	0.56	0.59
NPA ratio (4)	0.63	0.61	0.63
Allowance for loan and lease losses (ALLL) as a % of total loans and leases at the end of period	1.73	1.71	1.85
Allowance for credit losses (ACL) as a % of total loans and leases at the end of period	1.86	1.87	1.95
Common equity tier 1 risk-based capital ratio (5)	10.5	10.6	10.4
Tangible common equity / tangible asset ratio (6)	6.6	6.3	6.0
See Notes to the Quarterly and Year-to-Date Key Statistics.

Huntington Bancshares Incorporated
Year-to-Date Key Statistics
(Unaudited)

	Six Months Ended June 30,		Change
(dollar amounts in millions, except per share data)	2025	2024	Amount	Percent
Net interest income (1)	$2,924	$2,625	$299	11%
FTE adjustment	(31)	(26)	(5)	(19)
Net interest income	2,893	2,599	294	11
Provision for credit losses	218	207	11	5
Noninterest income	965	958	7	1
Noninterest expense	2,349	2,254	95	4
Income before income taxes	1,291	1,096	195	18
Provision for income taxes	218	192	26	14
Income after income taxes	1,073	904	169	19
Income attributable to non-controlling interest	10	11	(1)	(9)
Net income attributable to Huntington	1,063	893	170	19
Dividends on preferred shares	54	71	(17)	(24)
Net income applicable to common shares	$1,009	$822	$187	23%

Net income per common share - diluted	$0.68	$0.56	$0.12	21%
Cash dividends declared per common share	0.31	0.31	—	—
Average common shares - basic	1,456	1,450	6	—
Average common shares - diluted	1,482	1,474	8	1
Return on average assets	1.04%	0.93%
Return on average common shareholders’ equity	11.1	9.8
Return on average tangible common shareholders’ equity (2)	16.4	15.1
Net interest margin (1)	3.11	3.00
Efficiency ratio (3)	58.9	62.2
Effective tax rate	16.8	17.5
Average total assets	$206,477	$192,432	$14,045	7%
Average earning assets	189,703	175,913	13,790	8
Average loans and leases	132,023	122,653	9,370	8
Average total deposits	162,519	152,153	10,366	7
Average Huntington shareholders’ equity	20,274	19,234	1,040	5
Average common shareholders' equity	18,285	16,840	1,445	9
Average tangible common shareholders' equity	12,657	11,176	1,481	13

NCOs as a % of average loans and leases	0.23%	0.30%
See Notes to the Quarterly and Year-to-Date Key Statistics.

Notes to the Quarterly and Year-to-Date Key Statistics
(1)On a fully-taxable equivalent (FTE) basis assuming a 21% tax rate.
(2)Net income applicable to common shares excluding expense for amortization of intangibles for the period divided by average tangible common shareholders’ equity. Average tangible common shareholders’ equity equals average total common shareholders’ equity less average intangible assets and goodwill. Expense for amortization of intangibles and average intangible assets are net of deferred tax liability, and calculated assuming a 21% tax rate.
(3)Noninterest expense less amortization of intangibles divided by the sum of FTE net interest income and noninterest income excluding securities gains (losses).
(4)NPAs include other nonperforming assets, which includes certain impaired securities and/or nonaccrual loans held for sale, and other real estate owned.
(5)June 30, 2025 figure is estimated.
(6)Tangible common equity (total common equity less goodwill and other intangible assets) divided by tangible assets (total assets less goodwill and other intangible assets). Other intangible assets are net of deferred tax liability, calculated at a 21% tax rate.

Huntington Bancshares Incorporated
Consolidated Balance Sheets

	At June 30,	At December 31,
(dollar amounts in millions)	2025	2024	Percent Changes
	(Unaudited)
Assets
Cash and due from banks	$1,776	$1,685	5%
Interest-earning deposits with banks	9,171	11,647	(21)
Trading account securities	481	53	808
Available-for-sale securities	28,330	27,273	4
Held-to-maturity securities	15,965	16,368	(2)
Other securities	878	823	7
Loans held for sale	876	654	34
Loans and leases (1)	134,960	130,042	4
Allowance for loan and lease losses	(2,331)	(2,244)	(4)
Net loans and leases	132,629	127,798	4
Bank owned life insurance	2,808	2,793	1
Accrued income and other receivables	1,675	2,190	(24)
Premises and equipment	1,104	1,066	4
Goodwill	5,561	5,561	—
Servicing rights and other intangible assets	647	677	(4)
Other assets	5,841	5,642	4
Total assets	$207,742	$204,230	2%

Liabilities and shareholders' equity
Liabilities
Deposits (2)	$163,380	$162,448	1%
Short-term borrowings	576	199	189%
Long-term debt	17,467	16,374	7
Other liabilities	5,349	5,427	(1)
Total liabilities	186,772	184,448	1

Shareholders' equity
Preferred stock	1,989	1,989	—
Common stock	15	15	—
Capital surplus	15,506	15,484	—
Less treasury shares, at cost	(87)	(86)	(1)
Accumulated other comprehensive income (loss)	(2,246)	(2,866)	22
Retained earnings	5,751	5,204	11
Total Huntington shareholders’ equity	20,928	19,740	6
Non-controlling interest	42	42	—
Total equity	20,970	19,782	6
Total liabilities and equity	$207,742	$204,230	2%

Common shares authorized (par value of $0.01)	2,250,000,000	2,250,000,000
Common shares outstanding	1,458,800,042	1,453,635,809
Treasury shares outstanding	6,972,708	6,984,102
Preferred stock, authorized shares	6,617,808	6,617,808
Preferred shares outstanding	877,500	877,500
(1)See page 5 for detail of loans and leases.
(2)See page 6 for detail of deposits.

Huntington Bancshares Incorporated
Loans and Leases Composition
(Unaudited)

	June 30,		March 31,		December 31,		September 30,		June 30,
(dollar amounts in millions)	2025		2025		2024		2024		2024
Ending balances by type:
Total loans and leases
Commercial:
Commercial and industrial	$60,723	45%	$58,948	45%	$56,809	43%	$53,601	43%	$52,307	42%
Commercial real estate:
Commercial	9,793	7	10,196	7	10,215	8	10,647	8	10,997	9
Construction	905	1	772	1	863	1	896	1	936	1
Commercial real estate	10,698	8	10,968	8	11,078	9	11,543	9	11,933	10
Lease financing	5,516	4	5,451	4	5,454	4	5,342	4	5,202	4
Total commercial	76,937	57	75,367	57	73,341	56	70,486	56	69,442	56
Consumer:
Residential mortgage	24,527	19	24,369	19	24,242	19	24,100	19	24,069	19
Automobile	15,382	11	14,877	11	14,564	11	14,003	11	13,233	11
Home equity	10,221	8	10,130	8	10,142	8	10,129	8	10,076	8
RV and marine	5,907	4	5,939	4	5,982	5	6,042	5	6,042	5
Other consumer	1,986	1	1,823	1	1,771	1	1,627	1	1,560	1
Total consumer	58,023	43	57,138	43	56,701	44	55,901	44	54,980	44
Total loans and leases	$134,960	100%	$132,505	100%	$130,042	100%	$126,387	100%	$124,422	100%

Ending balances by business segment:
Consumer & Regional Banking	$73,887	55%	$72,653	55%	$72,051	56%	$70,742	56%	$69,328	56%
Commercial Banking	60,823	45	59,726	45	57,858	44	55,441	44	54,941	44
Treasury / Other	250	—	126	—	133	—	204	—	153	—
Total loans and leases	$134,960	100%	$132,505	100%	$130,042	100%	$126,387	100%	$124,422	100%

Average balances by business segment:
Consumer & Regional Banking	$73,154	55%	$72,043	55%	$71,390	56%	$69,759	56%	$68,405	56%
Commercial Banking	59,806	45	58,588	45	56,492	44	54,464	44	54,748	44
Treasury / Other	211	—	231	—	276	—	284	—	223	—
Total loans and leases	$133,171	100%	$130,862	100%	$128,158	100%	$124,507	100%	$123,376	100%

Huntington Bancshares Incorporated
Deposits Composition
(Unaudited)

	June 30,		March 31,		December 31,		September 30,		June 30,
(dollar amounts in millions)	2025		2025		2024		2024		2024
Ending balances by type:
Total deposits
Demand deposits - noninterest-bearing	$28,656	18%	$30,217	18%	$29,345	18%	$29,047	18%	$28,636	19%
Demand deposits - interest-bearing	45,468	28	44,992	28	43,378	27	42,292	27	40,943	27
Money market deposits	60,998	37	61,608	37	60,730	37	56,434	36	54,469	35
Savings deposits	15,112	9	15,179	9	14,723	9	14,679	9	15,201	10
Time deposits	13,146	8	13,341	8	14,272	9	15,899	10	15,118	9
Total deposits	$163,380	100%	$165,337	100%	$162,448	100%	$158,351	100%	$154,367	100%

Ending balances by business segment:
Consumer & Regional Banking	$111,926	68%	$112,972	68%	$111,390	69%	$110,107	70%	$110,913	72%
Commercial Banking	43,691	27	44,090	27	43,366	26	41,597	26	38,110	25
Treasury / Other	7,763	5	8,275	5	7,692	5	6,647	4	5,344	3
Total deposits	$163,380	100%	$165,337	100%	$162,448	100%	$158,351	100%	$154,367	100%

Average balances by business segment:
Consumer & Regional Banking	$112,135	69%	$110,974	69%	$110,750	70%	$109,884	70%	$110,819	72%
Commercial Banking	43,288	26	42,714	26	41,741	26	40,153	26	36,765	24
Treasury / Other	8,006	5	7,912	5	6,914	4	6,451	4	5,994	4
Total deposits	$163,429	100%	$161,600	100%	$159,405	100%	$156,488	100%	$153,578	100%

Huntington Bancshares Incorporated
Consolidated Quarterly Average Balance Sheets
(Unaudited)

	Quarterly Average Balances (1)
	June 30,	March 31,	December 31,	September 30,	June 30,	Percent Changes vs.
(dollar amounts in millions)	2025	2025	2024	2024	2024	1Q25	2Q24
Assets
Interest-earning deposits with banks	$12,264	$11,632	$11,027	$12,532	$11,116	5%	10%
Securities:
Trading account securities	634	487	645	136	143	30	343%
Available-for-sale securities:
Taxable	24,015	24,245	24,778	25,434	24,184	(1)	(1)
Tax-exempt	3,251	3,254	3,056	2,699	2,684	—	21
Total available-for-sale securities	27,266	27,499	27,834	28,133	26,868	(1)	1
Held-to-maturity securities - taxable	16,130	16,358	16,053	15,078	15,211	(1)	6
Other securities	881	877	824	829	776	—	14
Total securities	44,911	45,221	45,356	44,176	42,998	(1)	4
Loans held for sale	746	584	681	676	572	28	30
Loans and leases: (2)
Commercial:
Commercial and industrial	59,393	57,555	55,136	52,194	51,724	3	15
Commercial real estate:
Commercial	9,955	10,206	10,461	10,835	11,247	(2)	(11)
Construction	830	815	818	909	916	2	(9)
Commercial real estate	10,785	11,021	11,279	11,744	12,163	(2)	(11)
Lease financing	5,458	5,476	5,424	5,180	5,071	—	8
Total commercial	75,636	74,052	71,839	69,118	68,958	2	10
Consumer:
Residential mortgage	24,423	24,299	24,127	24,074	23,909	1	2
Automobile	15,132	14,665	14,350	13,584	12,989	3	16
Home equity	10,196	10,123	10,134	10,089	10,056	1	1
RV and marine	5,921	5,951	6,009	6,046	5,966	(1)	(1)
Other consumer	1,863	1,772	1,699	1,596	1,498	5	24
Total consumer	57,535	56,810	56,319	55,389	54,418	1	6
Total loans and leases	133,171	130,862	128,158	124,507	123,376	2	8
Total earning assets	191,092	188,299	185,222	181,891	178,062	1	7
Cash and due from banks	1,407	1,404	1,348	1,407	1,340	—	5
Goodwill and other intangible assets	5,640	5,651	5,662	5,674	5,685	—	(1)
All other assets	$9,713	$9,733	$9,583	$9,306	$9,471	—	3
Total assets	$207,852	$205,087	$201,815	$198,278	$194,558	1%	7%
Liabilities and shareholders' equity
Interest-bearing deposits:
Demand deposits - interest-bearing	$44,677	$43,582	$41,802	$41,850	$39,431	3%	13%
Money market deposits	61,090	60,213	58,297	55,599	53,553	1	14
Savings deposits	15,127	14,866	14,648	14,891	15,408	2	(2)
Time deposits	13,290	13,993	15,076	15,348	15,556	(5)	(15)
Total interest-bearing deposits	134,184	132,654	129,823	127,688	123,948	1	8
Short-term borrowings	1,261	1,439	1,249	826	1,214	(12)	4
Long-term debt	17,776	16,901	16,081	15,878	15,146	5	17
Total interest-bearing liabilities	153,221	150,994	147,153	144,392	140,308	1	9
Demand deposits - noninterest-bearing	29,245	28,946	29,582	28,800	29,630	1	(1)
All other liabilities	4,788	5,102	5,020	4,925	5,314	(6)	(10)
Total liabilities	187,254	185,042	181,755	178,117	175,252	1	7
Total Huntington shareholders’ equity	20,548	19,997	20,013	20,113	19,254	3	7
Non-controlling interest	50	48	47	48	52	4	(4)
Total equity	20,598	20,045	20,060	20,161	19,306	3	7
Total liabilities and equity	$207,852	$205,087	$201,815	$198,278	$194,558	1%	7%
(1)Amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.
(2)Includes nonaccrual loans and leases.

Huntington Bancshares Incorporated
Consolidated Quarterly Net Interest Margin - Interest Income / Expense
(Unaudited)

	Quarterly Interest Income / Expense (1) (2)
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollar amounts in millions)	2025	2025	2024	2024	2024
Assets
Interest-earning deposits with banks	$139	$129	$136	$174	$154
Securities:
Trading account securities	6	4	8	1	2
Available-for-sale securities:
Taxable	278	287	302	331	322
Tax-exempt	41	42	38	35	34
Total available-for-sale securities	319	329	340	366	356
Held-to-maturity securities - taxable	107	108	104	93	93
Other securities	12	12	12	11	10
Total securities	444	453	464	471	461
Loans held for sale	12	9	11	12	10
Loans and leases:
Commercial:
Commercial and industrial	914	873	851	840	829
Commercial real estate:
Commercial	166	170	185	207	214
Construction	17	15	22	20	19
Commercial real estate	183	185	207	227	233
Lease financing	92	89	89	86	82
Total commercial	1,189	1,147	1,147	1,153	1,144
Consumer:
Residential mortgage	253	250	243	241	232
Automobile	219	207	205	191	172
Home equity	186	183	190	199	196
RV and marine	79	78	81	79	76
Other consumer	51	48	47	48	44
Total consumer	788	766	766	758	720
Total loans and leases	1,977	1,913	1,913	1,911	1,864
Total earning assets	$2,572	$2,504	$2,524	$2,568	$2,489
Liabilities
Interest-bearing deposits:
Demand deposits - interest-bearing	$223	$205	$209	$239	$210
Money market deposits	464	458	479	521	513
Savings deposits	11	7	6	4	3
Time deposits	124	140	169	181	181
Total interest-bearing deposits	822	810	863	945	907
Short-term borrowings	13	14	17	14	19
Long-term debt	254	239	235	245	238
Total interest-bearing liabilities	1,089	1,063	1,115	1,204	1,164
Net interest income	$1,483	$1,441	$1,409	$1,364	$1,325
(1)Fully-taxable equivalent (FTE) income and expense calculated assuming a 21% tax rate. See page 10 for the FTE adjustment.
(2)Amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.

Huntington Bancshares Incorporated
Consolidated Quarterly Net Interest Margin - Yields / Rates
(Unaudited)

	Quarterly Average Yields / Rates
	June 30,	March 31,	December 31,	September 30,	June 30,
Fully-taxable equivalent basis (1)	2025	2025	2024	2024	2024
Assets
Interest-earning deposits with banks	4.52%	4.45%	4.92%	5.55%	5.55%
Securities:
Trading account securities	3.72	3.67	5.39	3.28	5.10
Available-for-sale securities:
Taxable	4.62	4.73	4.87	5.21	5.33
Tax-exempt	4.93	5.22	5.00	5.23	5.07
Total available-for-sale securities	4.66	4.79	4.89	5.21	5.30
Held-to-maturity securities - taxable	2.66	2.64	2.59	2.47	2.44
Other securities	5.85	5.28	6.01	4.86	5.21
Total securities	3.95	4.01	4.10	4.26	4.29
Loans held for sale	6.43	6.48	6.28	6.92	6.81
Loans and leases: (2)
Commercial:
Commercial and industrial	6.09	6.07	6.05	6.31	6.33
Commercial real estate:
Commercial	6.59	6.66	6.91	7.47	7.53
Construction	8.16	7.47	10.64	8.52	8.41
Commercial real estate	6.71	6.72	7.18	7.55	7.60
Lease financing	6.66	6.49	6.38	6.51	6.41
Total commercial	6.22	6.19	6.25	6.53	6.56
Consumer:
Residential mortgage	4.15	4.11	4.03	4.00	3.89
Automobile	5.82	5.71	5.70	5.59	5.34
Home equity	7.32	7.33	7.42	7.86	7.86
RV and marine	5.31	5.34	5.35	5.24	5.11
Other consumer	10.88	11.01	11.18	11.69	11.75
Total consumer	5.49	5.44	5.42	5.45	5.32
Total loans and leases	5.91	5.87	5.89	6.05	6.01
Total earning assets	5.40	5.39	5.42	5.62	5.62
Liabilities
Interest-bearing deposits:
Demand deposits - interest-bearing	2.00	1.91	1.99	2.28	2.13
Money market deposits	3.05	3.08	3.27	3.73	3.85
Savings deposits	0.28	0.20	0.16	0.12	0.09
Time deposits	3.74	4.06	4.47	4.66	4.70
Total interest-bearing deposits	2.46	2.48	2.65	2.94	2.94
Short-term borrowings	4.37	3.87	5.37	6.52	6.31
Long-term debt	5.69	5.68	5.83	6.19	6.28
Total interest-bearing liabilities	2.85	2.86	3.01	3.32	3.34
Net interest rate spread	2.55	2.53	2.41	2.30	2.28
Impact of noninterest-bearing funds on margin	0.56	0.57	0.62	0.68	0.71
Net interest margin	3.11%	3.10%	3.03%	2.98%	2.99%

Additional information:
Commercial Loan Derivative Impact
Commercial loans (2) (3)	6.49%	6.57%	6.77%	7.21%	7.29%
Impact of commercial loan derivatives	(0.27)	(0.38)	(0.52)	(0.68)	(0.73)
Total commercial - as reported	6.22%	6.19%	6.25%	6.53%	6.56%
Average SOFR	4.32%	4.33%	4.68%	5.28%	5.32%

Total cost of deposits (4)	2.02%	2.03%	2.16%	2.40%	2.38%
(1)Fully-taxable equivalent (FTE) yields are calculated assuming a 21% tax rate. See page 10 for the FTE adjustment.
(2)Includes nonaccrual loans and leases.
(3)Yield/rates exclude the effects of hedge and risk management activities associated with the respective asset and liability categories.
(4)Includes noninterest-bearing and interest-bearing deposit balances.

Huntington Bancshares Incorporated
Selected Quarterly Income Statement Data
(Unaudited)

	Three Months Ended
(dollar amounts in millions, except per share data)	June 30,	March 31,	December 31,	September 30,	June 30,
	2025	2025	2024	2024	2024
Interest income	$2,556	$2,489	$2,510	$2,555	$2,476
Interest expense	1,089	1,063	1,115	1,204	1,164
Net interest income	1,467	1,426	1,395	1,351	1,312
Provision for credit losses	103	115	107	106	100
Net interest income after provision for credit losses	1,364	1,311	1,288	1,245	1,212
Payments and cash management revenue	165	155	162	158	154
Wealth and asset management revenue	102	101	93	93	90
Customer deposit and loan fees	95	86	88	86	83
Capital markets and advisory fees	84	67	120	78	73
Mortgage banking income	28	31	31	38	30
Leasing revenue	10	14	19	19	19
Insurance income	19	20	22	18	18
Net gains (losses) on sales of securities	(58)	—	(21)	—	—
Other noninterest income	26	20	45	33	24
Total noninterest income	471	494	559	523	491
Personnel costs	722	671	715	684	663
Outside data processing and other services	182	170	167	167	165
Equipment	68	67	70	65	62
Net occupancy	54	65	56	57	51
Marketing	28	29	28	33	27
Deposit and other insurance expense	20	37	20	15	25
Professional services	22	22	27	21	26
Amortization of intangibles	11	11	12	11	12
Lease financing equipment depreciation	2	4	3	4	4
Other noninterest expense	88	76	80	73	82
Total noninterest expense	1,197	1,152	1,178	1,130	1,117
Income before income taxes	638	653	669	638	586
Provision for income taxes	96	122	135	116	106
Income after income taxes	542	531	534	522	480
Income attributable to non-controlling interest	6	4	4	5	6
Net income attributable to Huntington	536	527	530	517	474
Dividends on preferred shares	27	27	27	36	35
Impact of preferred stock redemptions	—	—	5	—	—
Net income applicable to common shares	$509	$500	$498	$481	$439

Average common shares - basic	1,457	1,454	1,453	1,453	1,451
Average common shares - diluted	1,481	1,482	1,481	1,477	1,474

Per common share
Net income - basic	$0.35	$0.34	$0.34	$0.33	$0.30
Net income - diluted	0.34	0.34	0.34	0.33	0.30
Cash dividends declared	0.155	0.155	0.155	0.155	0.155

Revenue - fully-taxable equivalent (FTE)
Net interest income	$1,467	$1,426	$1,395	$1,351	$1,312
FTE adjustment	16	15	14	13	13
Net interest income (1)	1,483	1,441	1,409	1,364	1,325
Noninterest income	471	494	559	523	491
Total revenue (1)	$1,954	$1,935	$1,968	$1,887	$1,816
(1)On a fully-taxable equivalent (FTE) basis assuming a 21% tax rate.

Huntington Bancshares Incorporated
Quarterly Mortgage Banking Noninterest Income
(Unaudited)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	Percent Changes vs.
(dollar amounts in millions)	2025	2025	2024	2024	2024	1Q25	2Q24
Net origination and secondary marketing income	$26	$18	$25	$25	$17	44%	53%
Net mortgage servicing income
Loan servicing income	26	26	26	25	25	—	4
Amortization of capitalized servicing	(18)	(13)	(16)	(14)	(14)	(38)	(29)
Operating income	8	13	10	11	11	(38)	(27)
MSR valuation adjustment (1)	—	(15)	53	(25)	11	100	(100)
(Losses) gains due to MSR hedging	(6)	15	(57)	27	(10)	(140)	40
Net MSR risk management	(6)	—	(4)	2	1	(100)	(700)
Total net mortgage servicing income	2	13	6	13	12	(85)	(83)
All other	—	—	—	—	1	—	(100)
Mortgage banking income	$28	$31	$31	$38	$30	(10)%	(7)%

Mortgage origination volume	$2,412	$1,599	$2,093	$1,883	$2,164	51%	11%
Mortgage origination volume for sale	1,508	938	1,220	1,194	1,191	61	27

Third party mortgage loans serviced (2)	$33,925	$33,864	$33,696	$33,565	$33,404	—%	2%
Mortgage servicing rights (2)	567	564	573	515	543	1	4
MSR % of investor servicing portfolio (2)	1.67%	1.66%	1.70%	1.53%	1.63%	1	2
(1)The change in fair value for the period represents the MSR valuation adjustment, net of amortization of capitalized servicing.
(2)At period end.

Huntington Bancshares Incorporated
Quarterly Credit Reserves Analysis
(Unaudited)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollar amounts in millions)	2025	2025	2024	2024	2024
Allowance for loan and lease losses, beginning of period	$2,263	$2,244	$2,235	$2,304	$2,280
Loan and lease charge-offs	(111)	(133)	(129)	(129)	(145)
Recoveries of loans and leases previously charged-off	45	47	32	36	55
Net loan and lease charge-offs	(66)	(86)	(97)	(93)	(90)
Provision for loan and lease losses	134	105	106	24	114
Allowance for loan and lease losses, end of period	2,331	2,263	2,244	2,235	2,304
Allowance for unfunded lending commitments, beginning of period	215	202	201	119	135
Provision for unfunded lending commitments	(31)	13	1	82	(16)
Allowance for unfunded lending commitments, end of period	184	215	202	201	119
Total allowance for credit losses, end of period	$2,515	$2,478	$2,446	$2,436	$2,423
Allowance for loan and lease losses (ALLL) as % of:
Total loans and leases	1.73%	1.71%	1.73%	1.77%	1.85%
Nonaccrual loans and leases (NALs)	277	302	286	303	314
Nonperforming assets (NPAs)	274	281	273	285	296
Total allowance for credit losses (ACL) as % of:
Total loans and leases	1.86%	1.87%	1.88%	1.93%	1.95%
Nonaccrual loans and leases (NALs)	299	331	312	330	331
Nonperforming assets (NPAs)	295	308	297	311	311

	June 30,	March 31,	December 31,	September 30,	June 30,
(dollar amounts in millions)	2025	2025	2024	2024	2024
Allocation of allowance for credit losses
Commercial
Commercial and industrial	$1,068	$1,017	$947	$937	$995
Commercial real estate	417	443	473	510	542
Lease financing	63	60	64	51	50
Total commercial	1,548	1,520	1,484	1,498	1,587
Consumer
Residential mortgage	208	199	205	193	199
Automobile	161	150	145	138	127
Home equity	153	140	148	149	142
RV and marine	143	146	150	150	146
Other consumer	118	108	112	107	103
Total consumer	783	743	760	737	717
Total allowance for loan and lease losses	2,331	2,263	2,244	2,235	2,304
Allowance for unfunded lending commitments	184	215	202	201	119
Total allowance for credit losses	$2,515	$2,478	$2,446	$2,436	$2,423

Huntington Bancshares Incorporated
Quarterly Net Charge-Off Analysis
(Unaudited)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollar amounts in millions)	2025	2025	2024	2024	2024
Net charge-offs (recoveries) by loan and lease type:
Commercial:
Commercial and industrial	$32	$48	$52	$51	$21
Commercial real estate	(3)	(8)	(2)	5	36
Lease financing	2	4	1	(2)	—
Total commercial	31	44	51	54	57
Consumer:
Residential mortgage	1	—	—	—	1
Automobile	7	13	12	8	6
Home equity	—	—	—	(1)	—
RV and marine	5	7	7	6	4
Other consumer	22	22	27	26	22
Total consumer	35	42	46	39	33
Total net charge-offs	$66	$86	$97	$93	$90
Net charge-offs (recoveries) - annualized percentages:
Commercial:
Commercial and industrial	0.22%	0.33%	0.39%	0.39%	0.16%
Commercial real estate	(0.14)	(0.26)	(0.08)	0.17	1.19
Lease financing	0.12	0.33	0.06	(0.18)	0.02
Total commercial	0.16	0.24	0.29	0.31	0.33
Consumer:
Residential mortgage	0.01	—	0.01	—	0.01
Automobile	0.19	0.35	0.32	0.24	0.20
Home equity	0.01	—	(0.02)	(0.02)	(0.01)
RV and marine	0.33	0.45	0.43	0.37	0.25
Other consumer	4.86	4.89	6.51	6.38	5.98
Total consumer	0.25	0.29	0.32	0.28	0.24
Net charge-offs as a % of average loans and leases	0.20%	0.26%	0.30%	0.30%	0.29%

Huntington Bancshares Incorporated
Quarterly Nonaccrual Loans and Leases (NALs) and Nonperforming Assets (NPAs) (1)
(Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
(dollar amounts in millions)	2025	2025	2024	2024	2024
Nonaccrual loans and leases (NALs):
Commercial and industrial	$489	$413	$457	$408	$346
Commercial real estate	138	118	118	132	194
Lease financing	10	11	10	9	13
Residential mortgage	93	90	83	82	80
Automobile	5	4	6	5	4
Home equity	105	110	107	100	95
RV and marine	2	2	2	2	1
Total nonaccrual loans and leases	842	748	783	738	733
Other real estate, net	10	8	8	8	10
Other NPAs (1)	—	48	31	38	37
Total nonperforming assets	$852	$804	$822	$784	$780

Nonaccrual loans and leases as a % of total loans and leases	0.62%	0.56%	0.60%	0.58%	0.59%
NPA ratio (2)	0.63	0.61	0.63	0.62	0.63
(NPA+90days)/(Loan+OREO) (3)	0.81	0.77	0.82	0.80	0.77

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollar amounts in millions)	2025	2025	2024	2024	2024
Nonperforming assets, beginning of period	$804	$822	$784	$780	$738
New nonperforming assets	343	250	271	254	316
Returns to accruing status	(27)	(31)	(46)	(55)	(55)
Charge-offs	(57)	(55)	(37)	(53)	(82)
Payments	(203)	(178)	(146)	(139)	(135)
Sales	(8)	(4)	(4)	(3)	(2)
Nonperforming assets, end of period	$852	$804	$822	$784	$780
(1)Other nonperforming assets include certain impaired securities and/or nonaccrual loans held-for-sale.
(2)Nonperforming assets divided by the sum of loans and leases, net other real estate owned, and other NPAs.
(3)The sum of nonperforming assets and total accruing loans and leases past due 90 days or more divided by the sum of loans and leases and other real estate.

Huntington Bancshares Incorporated
Quarterly Accruing Past Due Loans and Leases
(Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
(dollar amounts in millions)	2025	2025	2024	2024	2024
Accruing loans and leases past due 90+ days:
Commercial and industrial	$4	$2	$3	$6	$1
Lease financing	14	8	11	16	4
Residential mortgage (excluding loans guaranteed by the U.S. Government)	40	29	34	28	22
Automobile	10	8	12	10	8
Home equity	18	18	20	20	18
RV and marine	2	3	4	3	3
Other consumer	4	4	4	5	3
Total, excl. loans guaranteed by the U.S. Government	92	72	88	88	59
Add: loans guaranteed by U.S. Government	149	148	151	136	116
Total accruing loans and leases past due 90+ days, including loans guaranteed by the U.S. Government	$241	$220	$239	$224	$175

Ratios:
Excluding loans guaranteed by the U.S. Government, as a percent of total loans and leases	0.07%	0.05%	0.07%	0.07%	0.05%
Guaranteed by U.S. Government, as a percent of total loans and leases	0.11	0.11	0.12	0.11	0.09
Including loans guaranteed by the U.S. Government, as a percent of total loans and leases	0.18	0.17	0.18	0.18	0.14

Huntington Bancshares Incorporated
Quarterly Capital Under Current Regulatory Standards (Basel III)
(Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
(dollar amounts in millions)	2025	2025	2024	2024	2024
Common equity tier 1 risk-based capital ratio: (1)
Total Huntington shareholders’ equity	$20,928	$20,434	$19,740	$20,606	$19,515
Regulatory capital adjustments:
CECL transitional amount (2)	—	—	109	109	109
Shareholders’ preferred equity and related surplus	(1,999)	(1,999)	(1,999)	(2,404)	(2,404)
Accumulated other comprehensive loss	2,241	2,422	2,866	2,104	2,911
Goodwill and other intangibles, net of taxes	(5,508)	(5,520)	(5,534)	(5,546)	(5,561)
Deferred tax assets from tax loss and credit carryforwards	(123)	(68)	(55)	(66)	(49)
Common equity tier 1 capital	15,539	15,269	15,127	14,803	14,521
Additional tier 1 capital
Shareholders’ preferred equity and related surplus	1,999	1,999	1,999	2,404	2,404
Tier 1 capital	17,538	17,268	17,126	17,207	16,925
Long-term debt and other tier 2 qualifying instruments	1,606	1,641	1,641	1,119	1,278
Qualifying allowance for loan and lease losses	1,859	1,811	1,798	1,784	1,743
Tier 2 capital	3,465	3,452	3,439	2,903	3,021
Total risk-based capital	$21,003	$20,720	$20,565	$20,110	$19,946
Risk-weighted assets (RWA) (1)	$148,602	$144,632	$143,650	$142,543	$139,374
Common equity tier 1 risk-based capital ratio (1)	10.5%	10.6%	10.5%	10.4%	10.4%
Other regulatory capital data:
Tier 1 leverage ratio (1)	8.5	8.5	8.6	8.8	8.8
Tier 1 risk-based capital ratio (1)	11.8	11.9	11.9	12.1	12.1
Total risk-based capital ratio (1)	14.1	14.3	14.3	14.1	14.3

Reconciliation of Non-GAAP Measure (3)
Common equity tier 1 (CET1) capital (A)	$15,539	$15,269	$15,127	$14,803	$14,521
Add: Accumulated other comprehensive income (loss) (AOCI)	(2,241)	(2,422)	(2,866)	(2,104)	(2,911)
Less: AOCI cash flow hedge	(7)	(90)	(267)	(39)	(399)
Adjusted common equity tier 1 (B)	13,305	12,937	12,528	12,738	12,009
Risk weighted assets (C)	148,602	144,632	143,650	142,543	139,374
CET1 ratio (A/C)	10.5%	10.6%	10.5%	10.4%	10.4%
Adjusted CET1 ratio (B/C)	9.0	8.9	8.7	8.9	8.6
(1)June 30, 2025 figures are estimated.
(2)Huntington elected to temporarily delay certain effects of CECL on regulatory capital pursuant to a rule that allowed BHCs and banks to delay the impact of adopting CECL for two years, followed by a three-year transition period which began January 1, 2022. For periods beginning on or after January 1, 2025, the impact of the CECL deferral was fully phased in, while 75% of the impact of the CECL deferral was phased in at December 31, 2024, September 30, 2024, and June 30, 2024.
(3)Huntington believes certain non-GAAP financial measures to be helpful in understanding Huntington’s results of operations. The following provides the comparable regulatory financial measure, as well as the reconciliation to the comparable regulatory financial measure.

Huntington Bancshares Incorporated
Quarterly Common Stock Summary, Non-Regulatory Capital, and Other Data
(Unaudited)
Quarterly Common Stock Summary

	June 30,	March 31,	December 31,	September 30,	June 30,
	2025	2025	2024	2024	2024
Cash dividends declared per common share	$0.155	$0.155	$0.155	$0.155	$0.155
Common shares outstanding (in millions):
Average - basic	1,457	1,454	1,453	1,453	1,451
Average - diluted	1,481	1,482	1,481	1,477	1,474
Ending	1,459	1,457	1,454	1,453	1,452
Tangible book value per common share	$9.13	$8.80	$8.33	$8.65	$7.89

Non-Regulatory Capital

	June 30,	March 31,	December 31,	September 30,	June 30,
(dollar amounts in millions)	2025	2025	2024	2024	2024
Calculation of tangible equity / asset ratio:
Total Huntington shareholders’ equity	$20,928	$20,434	$19,740	$20,606	$19,515
Goodwill and other intangible assets	(5,635)	(5,646)	(5,657)	(5,669)	(5,680)
Deferred tax liability on other intangible assets (1)	16	18	20	23	25
Total tangible equity	15,309	14,806	14,103	14,960	13,860
Preferred equity	(1,989)	(1,989)	(1,989)	(2,394)	(2,394)
Total tangible common equity	$13,320	$12,817	$12,114	$12,566	$11,466
Total assets	$207,742	$209,596	$204,230	$200,535	$196,310
Goodwill and other intangible assets	(5,635)	(5,646)	(5,657)	(5,669)	(5,680)
Deferred tax liability on other intangible assets (1)	16	18	20	23	25
Total tangible assets	$202,123	$203,968	$198,593	$194,889	$190,655
Tangible equity / tangible asset ratio	7.6%	7.3%	7.1%	7.7%	7.3%
Tangible common equity / tangible asset ratio	6.6	6.3	6.1	6.4	6.0
Tangible common equity / RWA ratio (2)	9.0	8.9	8.4	8.8	8.2
(1)Deferred tax liability related to other intangible assets is calculated at a 21% tax rate.
(2)Estimated at June 30, 2025.

Other Data

	June 30,	March 31,	December 31,	September 30,	June 30,
	2025	2025	2024	2024	2024
Number of employees (Average full-time equivalent)	20,242	20,092	20,045	20,043	19,889
Number of domestic full-service branches (1)	971	968	978	975	972
ATM Count	1,565	1,560	1,577	1,585	1,603
(1)Includes Regional Banking and The Huntington Private Bank offices.

Huntington Bancshares Incorporated
Quarterly Common Stock Summary, Non-Regulatory Capital, and Other Data (continued)
(Unaudited)

Non-GAAP Reconciliation: Return on Average Tangible Common Shareholders' Equity

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollar amounts in millions)	2025	2025	2024	2024	2024
Calculation of average tangible common shareholders' equity ratio:
Average Huntington common shareholders' equity	$18,559	$18,007	$17,979	$17,719	$16,861
Less: Intangible assets and goodwill, net of tax effect	5,624	5,632	5,641	5,650	5,660
Average tangible common shareholders' equity (A)	$12,935	$12,375	$12,338	$12,069	$11,201
Net income applicable to common shares	$509	$500	$498	$481	$439
Add: Amortization of intangibles, net of deferred tax	9	9	9	9	9
Adjusted net income applicable to common shares	518	509	507	490	448
Add: Notable items, after tax	3	2	(2)	5	5
Less: Net gain (loss) on sale of securities, after tax	(46)	—	(17)	—	—
Adjusted net income applicable to common shares, excluding notable items and net securities gain (loss)	$567	$511	$522	$495	$453
Adjusted net income applicable to common shares, annualized (B)	$2,078	$2,064	$2,021	$1,949	$1,802
Adjusted net income applicable to common shares, excluding notable items and net securities gain (loss), annualized (C)	2,274	2,072	2,081	1,969	1,822
Return on average tangible common shareholders' equity (B/A)	16.1%	16.7%	16.4%	16.2%	16.1%
Return on average tangible common shareholders' equity adjusted (C/A)	17.6%	16.7%	16.9%	16.3%	16.2%

Huntington Bancshares Incorporated
Consolidated Year-To-Date Average Balance Sheets
(Unaudited)

	YTD Average Balances (1)
	Six Months Ended June 30,		Change
(dollar amounts in millions)	2025	2024	Amount	Percent
Assets
Interest-earning deposits with banks	$11,950	$10,439	$1,511	14%
Securities:
Trading account securities	561	138	423	307
Available-for-sale securities:
Taxable	24,130	23,349	781	3
Tax-exempt	3,252	2,680	572	21
Total available-for-sale securities	27,382	26,029	1,353	5
Held-to-maturity securities - taxable	16,243	15,389	854	6
Other securities	879	750	129	17
Total securities	45,065	42,306	2,759	7
Loans held for sale	665	515	150	29
Loans and leases: (2)
Commercial:
Commercial and industrial	58,478	51,175	7,303	14
Commercial real estate:
Commercial	10,080	11,306	(1,226)	(11)
Construction	822	1,057	(235)	(22)
Commercial real estate	10,902	12,363	(1,461)	(12)
Lease financing	5,467	5,076	391	8
Total commercial	74,847	68,614	6,233	9
Consumer:
Residential mortgage	24,362	23,809	553	2
Automobile	14,900	12,771	2,129	17
Home equity	10,160	10,064	96	1
RV and marine	5,936	5,929	7	—
Other consumer	1,818	1,466	352	24
Total consumer	57,176	54,039	3,137	6
Total loans and leases	132,023	122,653	9,370	8
Total earning assets	189,703	175,913	13,790	8
Cash and due from banks	1,406	1,416	(10)	(1)
Goodwill and other intangible assets	5,646	5,691	(45)	(1)
All other assets	9,722	9,412	310	3
Total assets	$206,477	$192,432	$14,045	7%
Liabilities and shareholders' equity
Interest-bearing deposits:
Demand deposits - interest-bearing	$44,132	$38,960	$5,172	13%
Money market deposits	60,654	52,431	8,223	16
Savings deposits	14,998	15,517	(519)	(3)
Time deposits	13,639	15,475	(1,836)	(12)
Total interest-bearing deposits	133,423	122,383	11,040	9
Short-term borrowings	1,350	1,257	93	7
Long-term debt	17,341	14,461	2,880	20
Total interest-bearing liabilities	152,114	138,101	14,013	10
Demand deposits - noninterest-bearing	29,096	29,770	(674)	(2)
All other liabilities	4,944	5,277	(333)	(6)
Total Liabilities	186,154	173,148	13,006	8
Total Huntington shareholders’ equity	20,274	19,234	1,040	5
Non-controlling interest	49	50	(1)	(2)
Total equity	$20,323	$19,284	$1,039	5
Total liabilities and equity	$206,477	$192,432	$14,045	7%
(1)Amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.
(2)Includes nonaccrual loans and leases.

Huntington Bancshares Incorporated
Consolidated Year-To-Date Net Interest Margin - Interest Income / Expense (1) (2)
(Unaudited)

	YTD Interest Income / Expense
	Six Months Ended June 30,
(dollar amounts in millions)	2025	2024
Assets
Interest-earning deposits with banks	$268	$288
Securities:
Trading account securities	10	4
Available-for-sale securities:
Taxable	565	618
Tax-exempt	83	68
Total available-for-sale securities	648	686
Held-to-maturity securities - taxable	215	188
Other securities	24	19
Total securities	897	897
Loans held for sale	21	17
Loans and leases:
Commercial:
Commercial and industrial	1,787	1,630
Commercial real estate:
Commercial	336	429
Construction	32	44
Commercial real estate	368	473
Lease financing	181	161
Total commercial	2,336	2,264
Consumer:
Residential mortgage	503	459
Automobile	426	330
Home equity	369	391
RV and marine	157	150
Other consumer	99	86
Total consumer	1,554	1,416
Total loans and leases	3,890	3,680
Total earning assets	$5,076	$4,882
Liabilities
Interest-bearing deposits:
Demand deposits - interest-bearing	$428	$410
Money market deposits	922	994
Savings deposits	18	5
Time deposits	264	355
Total interest-bearing deposits	1,632	1,764
Short-term borrowings	27	38
Long-term debt	493	455
Total interest-bearing liabilities	2,152	2,257
Net interest income	$2,924	$2,625
(1)Fully-taxable equivalent (FTE) income and expense calculated assuming a 21% tax rate. See page 21 for the FTE adjustment.
(2)Amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.

Huntington Bancshares Incorporated
Consolidated Year-To-Date Net Interest Margin - Yields / Rates
(Unaudited)

	YTD Average Yields / Rates
	Six Months Ended June 30,
Fully-taxable equivalent basis (1)	2025	2024
Assets
Interest-earning deposits with banks	4.49%	5.53%
Securities:
Trading account securities	3.70	5.12
Available-for-sale securities:
Taxable	4.68	5.29
Tax-exempt	5.08	5.06
Total available-for-sale securities	4.73	5.27
Held-to-maturity securities - taxable	2.65	2.44
Other securities	5.57	5.22
Total securities	3.98	4.24
Loans held for sale	6.45	6.68
Loans and leases: (2)
Commercial:
Commercial and industrial	6.08	6.29
Commercial real estate:
Commercial	6.62	7.51
Construction	7.82	8.31
Commercial real estate	6.71	7.58
Lease financing	6.57	6.27
Total commercial	6.21	6.52
Consumer:
Residential mortgage	4.13	3.86
Automobile	5.77	5.20
Home equity	7.33	7.81
RV and marine	5.32	5.08
Other consumer	10.94	11.83
Total consumer	5.47	5.26
Total loans and leases	5.89	5.97
Total earning assets	5.40%	5.58%
Liabilities
Interest-bearing deposits:
Demand deposits - interest-bearing	1.96%	2.11%
Money market deposits	3.06	3.81
Savings deposits	0.24	0.06
Time deposits	3.90	4.62
Total interest-bearing deposits	2.47	2.90
Short-term borrowings	4.10	6.12
Long-term debt	5.68	6.29
Total interest-bearing liabilities	2.85	3.29
Net interest rate spread	2.55	2.29
Impact of noninterest-bearing funds on margin	0.56	0.71
Net interest margin	3.11%	3.00%

Additional information:
Commercial Loan Derivative Impact
Commercial loans (2) (3)	6.53%	7.25%
Impact of commercial loan derivatives	(0.32)	(0.73)
Total commercial - as reported	6.21%	6.52%
Average SOFR	4.33%	5.32%

Total cost of deposits (4)	2.02%	2.33%
(1)Fully-taxable equivalent (FTE) yields are calculated assuming a 21% tax rate. See page 21 for the FTE adjustment.
(2)Includes nonaccrual loans and leases.
(3)Yield/rates exclude the effects of hedge and risk management activities associated with the respective asset and liability categories.
(4)Includes noninterest-bearing and interest-bearing deposit balances.

Huntington Bancshares Incorporated
Selected Year-To-Date Income Statement Data
(Unaudited)

	Six Months Ended June 30,		Change
(dollar amounts in millions, except per share data)	2025	2024	Amount	Percent
Interest income	$5,045	$4,856	$189	4%
Interest expense	2,152	2,257	(105)	(5)
Net interest income	2,893	2,599	294	11
Provision for credit losses	218	207	11	5
Net interest income after provision for credit losses	2,675	2,392	283	12
Payments and cash management revenue	320	300	20	7
Wealth and asset management revenue	203	178	25	14
Customer deposit and loan fees	181	160	21	13
Capital markets and advisory fees	151	129	22	17
Mortgage banking income	59	61	(2)	(3)
Leasing revenue	24	41	(17)	(41)
Insurance income	39	37	2	5
Net gains (losses) on sales of securities	(58)	—	(58)	(100)
Other noninterest income	46	52	(6)	(12)
Total noninterest income	965	958	7	1
Personnel costs	1,393	1,302	91	7
Outside data processing and other services	352	331	21	6
Equipment	135	132	3	2
Net occupancy	119	108	11	10
Marketing	57	55	2	4
Deposit and other insurance expense	57	79	(22)	(28)
Professional services	44	51	(7)	(14)
Amortization of intangibles	22	24	(2)	(8)
Lease financing equipment depreciation	6	8	(2)	(25)
Other noninterest expense	164	164	—	—
Total noninterest expense	2,349	2,254	95	4
Income before income taxes	1,291	1,096	195	18
Provision for income taxes	218	192	26	14
Income after income taxes	1,073	904	169	19
Income attributable to non-controlling interest	10	11	(1)	(9)
Net income attributable to Huntington	1,063	893	170	19
Dividends on preferred shares	54	71	(17)	(24)
Net income applicable to common shares	$1,009	$822	$187	23%
Average common shares - basic	1,456	1,450	6	—
Average common shares - diluted	1,482	1,474	8	1
Per common share
Net income - basic	$0.69	$0.57	$0.12	21%
Net income - diluted	0.68	0.56	0.12	21
Cash dividends declared	0.31	0.31	—	—
Revenue - fully taxable equivalent (FTE)
Net interest income	$2,893	$2,599	$294	11%
FTE adjustment	31	26	5	19
Net interest income (1)	2,924	2,625	299	11
Noninterest income	965	958	7	1
Total revenue (1)	$3,889	$3,583	$306	9%
(1)On a fully-taxable equivalent (FTE) basis assuming a 21% tax rate.

Huntington Bancshares Incorporated
Year-To-Date Mortgage Banking Noninterest Income
(Unaudited)

	Six Months Ended June 30,		Change
(dollar amounts in millions)	2025	2024	Amount	Percent
Net origination and secondary marketing income	$44	$33	$11	33%
Net mortgage servicing income
Loan servicing income	52	50	2	4
Amortization of capitalized servicing	(31)	(25)	(6)	(24)
Operating income	21	25	(4)	(16)
MSR valuation adjustment (1)	(15)	31	(46)	(148)
(Losses) gains due to MSR hedging	9	(29)	38	131
Net MSR risk management	(6)	2	(8)	—
Total net mortgage servicing income	15	27	(12)	(44)
All other	—	1	(1)	(100)
Mortgage banking income	$59	$61	$(2)	(3)%

Mortgage origination volume	$4,011	$3,440	$571	17%
Mortgage origination volume for sale	2,446	2,025	421	21

Third party mortgage loans serviced (2)	33,925	33,404	521	2
Mortgage servicing rights (2)	567	543	24	4
MSR % of investor servicing portfolio (2)	1.67%	1.63%	0.04%	2%
(1)The change in fair value for the period represents the MSR valuation adjustment, net of amortization of capitalized servicing.
(2)At period end.

Huntington Bancshares Incorporated
Year-To-Date Credit Reserves Analysis
(Unaudited)

	Six Months Ended June 30,
(dollar amounts in millions)	2025	2024
Allowance for loan and lease losses, beginning of period	$2,244	$2,255
Loan and lease charge-offs	(244)	(273)
Recoveries of loans and leases previously charged off	92	91
Net loan and lease charge-offs	(152)	(182)
Provision for loan and lease losses	239	231
Allowance for loan and lease losses, end of period	2,331	2,304
Allowance for unfunded lending commitments, beginning of period	$202	$145
Provision for unfunded lending commitments	(18)	(26)
Allowance for unfunded lending commitments, end of period	184	119
Total allowance for credit losses, end of period	$2,515	$2,423
Allowance for loan and lease losses (ALLL) as % of:
Total loans and leases	1.73%	1.85%
Nonaccrual loans and leases (NALs)	277	314
Nonperforming assets (NPAs)	274	296
Total allowance for credit losses (ACL) as % of:
Total loans and leases	1.86%	1.95%
Nonaccrual loans and leases (NALs)	299	331
Nonperforming assets (NPAs)	295	311

Huntington Bancshares Incorporated
Year-To-Date Net Charge-Off Analysis
(Unaudited)

	Six Months Ended June 30,
(dollar amounts in millions)	2025	2024
Net charge-offs (recoveries) by loan and lease type:
Commercial:
Commercial and industrial	$80	$63
Commercial real estate	(11)	49
Lease financing	6	—
Total commercial	75	112
Consumer:
Residential mortgage	1	1
Automobile	20	15
Home equity	—	—
RV and marine	12	9
Other consumer	44	45
Total consumer	77	70
Total net charge-offs	$152	$182
Net charge-offs (recoveries) - annualized percentages:
Commercial:
Commercial and industrial	0.28%	0.24%
Commercial real estate	(0.20)	0.79
Lease financing	0.22	0.01
Total commercial	0.20	0.33
Consumer:
Residential mortgage	0.01	0.01
Automobile	0.27	0.24
Home equity	0.01	—
RV and marine	0.39	0.31
Other consumer	4.87	6.18
Total consumer	0.27	0.26
Net charge-offs as a % of average loans	0.23%	0.30%

Huntington Bancshares Incorporated
Year-To-Date Nonaccrual Loans and Leases (NALs) and Nonperforming Assets (NPAs)
(Unaudited)

	At June 30,
(dollar amounts in millions)	2025	2024
Nonaccrual loans and leases (NALs):
Commercial and industrial	$489	$346
Commercial real estate	138	194
Lease financing	10	13
Residential mortgage	93	80
Automobile	5	4
Home equity	105	95
RV and marine	2	1
Total nonaccrual loans and leases	842	733
Other real estate, net	10	10
Other NPAs (1)	—	37
Total nonperforming assets	$852	$780

Nonaccrual loans and leases as a % of total loans and leases	0.62%	0.59%
NPA ratio (2)	0.63	0.63
(NPA+90days)/(Loan+OREO) (3)	0.81	0.77

	Six Months Ended June 30,
(dollar amounts in millions)	2025	2024
Nonperforming assets, beginning of period	$822	$711
New nonperforming assets	593	579
Returns to accruing status	(58)	(123)
Charge-offs	(112)	(146)
Payments	(381)	(237)
Sales	(12)	(4)
Nonperforming assets, end of period	$852	$780
(1)Other nonperforming assets include certain impaired securities and/or nonaccrual loans held-for-sale.
(2)Nonperforming assets divided by the sum of loans and leases, net other real estate owned, and other NPAs.
(3)The sum of nonperforming assets and total accruing loans and leases past due 90 days or more divided by the sum of loans and leases and other real estate.